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                                                                  RICHMOND
                       March 10, 2000                             SCOTTSDALE
                                                                  WASHINGTON

First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

      Re:   First Investors Multi-State Insured Tax Free Fund

Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very truly yours,

                                          /s/ KUTAK ROCK LLP